SERVICE AGREEMENT

                                     BETWEEN


                           PIMA HEART PHYSICIANS, P.C.

                                       AND

                           PIMA HEART ASSOCIATES, P.C.
                    (which will hereafter change its name to
                       MedCath Physician Management, Inc.
                          d/b/a Pima Heart Management)
                                  June 30, 1997



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                                TABLE OF CONTENTS
                                     TO THE
                                SERVICE AGREEMENT
                                     BETWEEN

                           PIMA HEART PHYSICIANS, P.C.

                                       AND

                           PIMA HEART ASSOCIATES, P.C.

                                  JUNE 30, 1997


                                                                            Page

ARTICLE I  RELATIONSHIP OF THE PARTIES.........................................1
           SECTION 1.1 Independent Relationship................................1
           SECTION 1.2 Responsibilities of the Parties.........................2
           SECTION 1.3 Patient Referrals.......................................2
           SECTION 1.4 Independence of Practice................................2

ARTICLE II  DEFINITIONS............. ..........................................3

ARTICLE III  FACILITIES TO BE PROVIDED BY MANAGER..............................7
           SECTION 3.1 Facilities..............................................7

ARTICLE IV  DUTIES OF THE POLICY BOARD.........................................8
           SECTION 4.1 Formation and Operation of the Policy Board.............8
           SECTION 4.2 Duties and Responsibilities of the Policy Board.........8

ARTICLE V  ADMINISTRATIVE SERVICES TO BE PROVIDED BY MANAGER...................9
           SECTION 5.1 Performance of Management Functions.....................9
           SECTION 5.2 Financial Planning Goals...............................10
           SECTION 5.3 Audits and Statements..................................11
           SECTION 5.4 Inventory and Supplies.................................11
           SECTION 5.5 Management Services and Administration.................12
           SECTION 5.6 Executive Director.....................................16
           SECTION 5.7 Personnel..............................................16
           SECTION 5.8 Events Excusing Performance............................17
           SECTION 5.9 Compliance with Applicable Laws........................17
           SECTION 5.10 Quality Assurance.....................................17
           SECTION 5.11 Ancillary Services....................................17

ARTICLE VI  OBLIGATIONS OF PRACTICE...........................................17

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           SECTION 6.1 Professional Services..................................17
           SECTION 6.2 Medical Practice.......................................18
           SECTION 6.3 Physician Employees....................................18
           SECTION 6.4 Professional Insurance Eligibility.....................19
           SECTION 6.5 Fees for Professional Services.........................19
           SECTION 6.6 Name. .................................................19
           SECTION 6.7 Material Decisions.....................................19
           SECTION 6.8 Employment of Physician Shareholders...................20
           SECTION 6.9 Life Insurance.........................................21
           SECTION 6.10 Profit Sharing Plan...................................21

ARTICLE VII  RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES.....................23
           SECTION 7.1 Restrictive Covenants by Practice......................23
           SECTION 7.2 Restrictive Covenants By Current Physician
                       Shareholders and Physician Employees...................23
           SECTION 7.3 Restrictive Covenants by Future Physician Employees....24
           SECTION 7.4 Physician Shareholder and Physician Employee
                       Liquidated Damages.....................................25
           SECTION 7.5 Development of Exclusive Ventures......................25
           SECTION 7.6 Restrictive Covenants by Manager.......................26
           SECTION 7.7 Enforcement............................................26

ARTICLE VIII  FINANCIAL ARRANGEMENTS..........................................27
           SECTION 8.1 Management Fees........................................27
           SECTION 8.2 Collection of Management Fee...........................27
           SECTION 8.3 Limited Guaranty Agreement.............................28
           SECTION 8.4 Fees Due from New Physicians...........................28
           SECTION 8.5 Amounts Due Physician Shareholder Upon Retirement......28

ARTICLE IX  RECORDS...........................................................28
           SECTION 9.1 Patient Records........................................28
           SECTION 9.2 Records Owned by Manager...............................29
           SECTION 9.3 Access to Records......................................29

ARTICLE X  INSURANCE AND INDEMNITY............................................29
           SECTION 10.1 Insurance to be Maintained by Practice................29
           SECTION 10.2 Insurance to be Maintained by Manager.................29
           SECTION 10.3 Tail Insurance Coverage...............................29
           SECTION 10.4 Additional Insureds...................................30
           SECTION 10.5 Indemnification.......................................30
           SECTION 10.6 Rules Regarding Indemnification.......................30
           SECTION 10.7 Offset ...............................................31

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ARTICLE XI  TERM AND TERMINATION .............................................31
           SECTION 11.1 Term of Agreement.....................................31
           SECTION 11.2 Extended Term.........................................32
           SECTION 11.3 Termination by Practice...............................32
           SECTION 11.4 Termination by Manager................................33
           SECTION 11.5 Actions after Termination.............................33
           SECTION 11.6 Closing of Repurchase by Practice and
                        Effective Date of Termination.........................34

ARTICLE XII  GENERAL PROVISIONS...............................................35
           SECTION 12.1 Assignment............................................35
           SECTION 12.2 Whole Agreement, Modification.........................35
           SECTION 12.3 Notices...............................................35
           SECTION 12.4 Binding on Successors.................................36
           SECTION 12.5 Waiver of Provisions..................................36
           SECTION 12.6 Governing Law.........................................36
           SECTION 12.7 Severability..........................................36
           SECTION 12.8 Additional Documents..................................36
           SECTION 12.9 Attorneys' Fees.......................................37
           SECTION 12.10 Time is of the Essence...............................37
           SECTION 12.11 Confidentiality......................................37
           SECTION 12.12 Contract Modifications for Prospective
                         Legal Events.........................................37
           SECTION 12.13 Remedies Cumulative; Survivability...................38
           SECTION 12.14 Language Construction................................38
           SECTION 12.15 No Obligation to Third Parties.......................38
           SECTION 12.16 Communications.......................................38
           SECTION 12.17 Counterpart Executions; Facsimiles...................38
           SECTION 12.18 Arbitration..........................................39

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                                SERVICE AGREEMENT

     THIS SERVICE AGREEMENT is made and entered into as of the 30th day of June, 1997 by and between PIMA HEART ASSOCIATES, P.C., an Arizona corporation (which will hereafter change its name to MedCath Physician Management, Inc., d/b/a Pima Heart Management) ("Manager") and PIMA HEART PHYSICIANS, P.C., an Arizona professional corporation ("Practice"), is binding upon execution and shall be effective as of the Closing Date (as defined in the Share Exchange Agreement).

                                    RECITALS:

     WHEREAS, Practice is a group medical practice with offices in Tucson, Arizona which provides medical care to the general public;

     WHEREAS, Manager is in the business of owning certain assets of and managing and administering medical clinics, and providing support services to and furnishing medical practices with the necessary facilities, equipment, personnel, supplies and support staff while recognizing that each such practice, through its physicians, must retain sole responsibility for the medical care of its patients and thereby respecting the physician-patient relationship which shall be maintained strictly between the physicians of such a practice and their patients; and

     WHEREAS, Practice desires to obtain the services of Manager in performing such management functions so as to permit the physicians of Practice to devote their efforts on a concentrated and continuous basis to the rendering of medical services to their patients;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, Practice hereby agrees to purchase the management and support services herein described and Manager agrees to provide such services on the terms and conditions provided in this Agreement.

                                    ARTICLE I

                           RELATIONSHIP OF THE PARTIES

     SECTION 1.1 Independent Relationship.

     Practice and Manager intend to act and perform as independent contractors, and the provisions hereof shall not create any partnership, joint venture, agency or employment relationship between the parties. Notwithstanding the authority granted to Manager herein, Manager and Practice agree that Practice shall retain the authority to direct the medical, professional, and ethical aspects of Practice's medical practice. Each party shall be solely responsible for and shall comply with all state and federal laws applicable to that party pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes.

     SECTION 1.2 Responsibilities of the Parties.

     1.2.1 As more specifically set forth herein, Manager shall serve in a fiduciary capacity and shall provide Practice with offices and facilities, equipment, supplies, support personnel, and management and financial advisory services.

     1.2.2 Manager's tax preparation, tax planning and other business matters relating solely to Manager shall remain the sole responsibility of Manager.

     1.2.3 As more specifically set forth herein, Practice shall be responsible for the recruitment and hiring of physicians and the medical, professional and ethical aspects of the Practice. Manager shall neither exercise control over nor interfere with the physician-patient relationship or the medical decision-making process, all of which shall be maintained strictly between the physicians of Practice and their patients.

     1.2.4 With respect to the Practice, except as specifically provided herein, tax preparation, tax planning, physician compensation, employee benefits (pension, welfare, and fringe), and investment planning (and expenses relating solely to these internal business matters) for the Practice and individual Physician Shareholders shall remain the sole responsibility of Practice and the individual Physician Shareholders.

     SECTION 1.3 Patient Referrals.

     1.3.1 The parties agree that the performance of Manager's obligations to Practice hereunder are not predicated upon, do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by Manager to any of Practice's patients in any facility or laboratory controlled, managed or operated by Manager or Manager's affiliates.

     1.3.2 The parties agree that the performance of Practices' obligations to Manager hereunder are not predicated upon, do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by Practice to patients in any facility or laboratory controlled, managed or operated by Practice, Manager or their affiliates.

     SECTION 1.4 Independence of Practice.

           Manager and Practice agree that Practice, as an independent contractor, is a separate organization that retains the authority to direct the medical, professional, and ethical aspects of its medical practice, including but not limited to physician-patient relationships and medical decisions.


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                                   ARTICLE II

                                   DEFINITIONS

     Many of the capitalized words and phrases used in this Agreement are defined below. Some defined terms used in this Agreement are not listed below, but are defined in the Section in which they are first used because they are better understood in that context.

          2.1 "Adjustments" means any adjustments for uncollectible accounts, contractual adjustments, discounts, Medicare, and Medicaid disallowances, worker's compensation, employee/dependent health care benefit programs, professional courtesies extended in conformity with the historical customs of Practice and other activities that do not generate a collectible fee by Practice.

          2.2 "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling twenty five percent (25%) or more of any class of outstanding voting equity interests of such Person or of any Person which such Person directly or indirectly owns or controls twenty five percent (25%) or more of any class of voting equity interests, (iii) any officer, director, general partner or trustee of such Person, or any Person of which such Person is an officer, director, general partner or trustee, or (iv) any Person who is an officer, director, general partner, trustee or holder of twenty five percent (25%) or more of the voting equity interests of any Person described in clauses (i) through (iii) of this sentence. Practice and Manager are not Affiliates.

          2.3 "Agreement" means this Service Agreement between Practice and Manager.

          2.4 "Ancillary Revenues" means (a) all fees or revenues actually recorded each month by or on behalf of Practice which are not Physician Services Revenues or Capitation Revenues, or revenues from sources expressly set forth on Schedule 7.1 attached hereto plus (b) revenues from capitation allocated to Ancillary Revenues which are not otherwise included in Capitation Revenues or Physician Services Revenues.

          2.5 "Capitation Revenues" means all revenue, from managed care organizations or other payors when payment is made periodically on a per member basis for the partial or total medical care needs of a patient plus related patient co-payments made by such patients and all incentive bonuses including those from HMO's, hospitals and others related to the foregoing.

          2.6 "Executive Director" means that individual hired by Manager pursuant to Section 5.6 hereof to manage all of the day-to-day administrative, operating and business functions of Practice.



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          2.7 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. For purposes of this Agreement, GAAP shall be applied in a manner consistent with the historic practices used by Parent.

          2.8 "Manager Account" means the bank account of Manager described in
     Section 5.5.2(ii).

          2.9 "Manager Expenses" means, in addition to those expenses identified elsewhere herein, all operating and non-operating expenses of Manager directly incurred in the operation of Practice, including, without limitation:

               (i) Salaries, employee and fringe benefits (except as otherwise provided in Section 6.10), and other direct costs of all employees of Manager working exclusively at the Practice;

               (ii) Direct costs of all employees or consultants of Manager (including Affiliates of Manager) or Practice engaged by the Executive Director with Policy Board approval, which approval shall not be unreasonably withheld, to provide services at or in connection with Practice; provided, however, only that portion of such employee's or consultant's costs without mark-up by Manager for any reason, including, but not limited to, overhead expenses of Parent or Manager, that is allocable to work performed at or for the benefit of Practice will be a Manager Expense;

               (iii) Obligations of Manager under leases or subleases directly relating to the operation of Practice;

               (iv) Personal property and intangible taxes assessed against Manager's assets utilized solely in the management of Practice, commencing on the date of this Agreement;

               (v) The amount of interest on all advances made by Manager to provide financing or working capital to cover Manager Expenses, Physician Expenses, Practice Surplus and the Management Fee (interest expense will be charged for funds borrowed from outside sources as well as from Manager; in the latter case, interest charges will be computed at a floating rate that is equal to the prime rate of interest charged by NationsBank, or its successor, plus one-half (1/2) percentage point) per annum;



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               (vi) Malpractice insurance expenses to the extent provided in
          Article X hereof;

               (vii) Other expenses incurred by Manager in carrying out its obligations under this Agreement in accordance with the budget adopted, or otherwise approved, by the Policy Board;

               (viii) Payment of interest on indebtedness incurred by Manager or its Affiliates for the direct and sole use or benefit of Practice; and

               (ix) Amortization or depreciation or write-off of assets acquired by Manager for the sale, use and direct benefit of Practice to the extent the Practice has not already been charged for the principal amount of such assets.

     The term "Manager Expenses" shall not include and the following expenses shall be paid by Manager without any contribution by Practice (A) any corporate overhead charges, other than the kind of items listed above, of Parent or Manager; (B) any federal or state income taxes of Manager; and (C) any expenses which are expressly designated herein as Physician Expenses which are expenses or responsibilities directly of Practice.

     2.10 "Net Practice Revenues" means the sum of Ancillary Revenues, Capitation Revenues and Physician Services Revenues, provided however, notwithstanding anything herein to the contrary, revenues from the sources expressly set forth on Schedule 7.1 shall not be included in Net Practice Revenues.

     2.11 "Operating Account" means the bank account of Practice established as described in Section 5.5.2.

     2.12 "Parent" means MedCath Incorporated, the sole shareholder of Manager.

     2.13 "Patient Records" means all personal, medical and other information collected or maintained by Practice or Manager related to or regarding the care or treatment of or provision of services to a patient.

     2.14 "Person" means any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

     2.15 "Physician Employees" means those individuals who are employees of Practice who, under applicable rules or regulations, should remain as employees thereof (rather than become employed by Manager) in order for the Practice to maximize its third party reimbursement for the services of such employees.

     2.16 "Physician Expenses" means interest on debts of Practice approved by the Policy Board (exclusive however of principal and interest due with respect to the Bank

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Loan) and Professional Compensation paid by Practice as set forth in Section 6.3 and paid by Practice to, independent contractors providing professional services for or on behalf of the Practice, exclusive in all events, however, of Professional Compensation paid by Practice with respect to any Physician Shareholder. It is acknowledged and agreed, however, that the following expenses to the extent not provided otherwise in Section 6.10(f) (collectively, "Extra Expenses") shall not constitute Physician Expenses and shall instead by paid by the Physician Shareholders out of Practice Surplus: (i) all contributions allocable to any participant under any pension or profit-sharing plan qualified under Section 401(a) of the Code sponsored or maintained by the Practice to the extent provided in Section 6.10; (ii) all costs relating to sponsoring, maintaining, and operating any other employee benefit plan, program, or arrangement, such as a group health plan or other welfare benefit program, sponsored or maintained by the Practice to the extent provided in Section 6.10;
(iii) all administrative expenses incurred by the Practice in sponsoring, maintaining, and operating any plan, program, or arrangement as set forth above in (i) or (ii) to the extent provided in Section 6.10; (iv) expenses of the Practice listed on Schedule 2.16; (v) all accounts payable of Pima Heart Associates, P.C. in excess of $30,000.00 and arising prior to the Closing Date as set forth in Section 5.06 of the Share Exchange Agreement; and (vi) the accrued pension plan contributions in an amount of at least $135,921.00 as shown on Schedule 5.06 to the Share Exchange Agreement.

     2.17 "Physician Services Revenues" means (a) all fees actually recorded each month (net of related Adjustments), by or on behalf of Practice as a result of professional medical services personally furnished to patients by Physician Employees and other fees or income generated in their capacity as professionals whether rendered in an inpatient or outpatient setting, relating to the term of this Agreement excluding however revenue from those sources expressly listed on
Schedule 7.1, plus (b) revenues from capitation allocated to Physician Services Revenues which are not otherwise included in Capitation Revenues or Ancillary Revenues.

     2.18 "Physician Shareholders" means those physicians who are shareholders of Practice.

     2.19 "Policy Board" means the board composed of members as established pursuant to Section 4.1.

     2.20 "Practice Account" means the bank account of Practice established as described in Section 5.5.2(ii).

     2.21 "Practice Surplus" means an amount equal to (a) Net Practice Revenue minus Manager Expenses minus Physician Expenses for the applicable period,
multiplied by (b) [          ]%. For purposes of calculating Practice Surplus,
amounts collected after the date hereof which arose from services performed prior to the effective date of this Agreement shall be included in Practice Surplus and shall not be subject to the Management Fee. It is acknowledged and agreed that principal and interest due with


[ ] These portions have been omitted and filed separately with the Commission pursuant to request for confidential treatment.


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          respect to the Bank Loan as well as payment of the Extra Expenses shall be paid by the Physician Shareholders from Practice Surplus.

               2.22 "Professional Compensation" means salary and wages, employee and fringe benefits (except as otherwise provided in Section 6.10), and related expenses and taxes involving certain licensed health care personnel, all as further set forth in Section 6.3.1. Professional Compensation due to Physician Shareholders shall be paid solely from Practice Surplus.

               2.23 "Related Party" means (a) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any sibling, a spouse of any descendant or sibling, any ancestor, any trust twenty-five percent (25%) or more of the beneficial interests of which are owned by such individuals or any of them, and any corporation, association, partnership or limited liability company twenty-five (25%) or more of the equity interests of which are owned by those above-described individuals or trusts, (b) with respect to any trust, the owners of twenty-five (25%) or more of the beneficial interests of such trust, and (c) with respect to any corporation, association, partnership or limited liability company, the owners of twenty-five percent (25%) or more of the outstanding equity interests in such entity.

               2.24 "Share Exchange Agreement" means that Share Exchange Agreement between Practice and Parent to which this Agreement is an exhibit.

               2.25 "Territory" means the geographic region described in
          Schedule 2.25.


                                   ARTICLE III

                      FACILITIES TO BE PROVIDED BY MANAGER

     SECTION 3.1 Facilities.

     Upon the effective date of this Agreement, Manager hereby agrees to provide the offices and facilities more fully described in Exhibit 3.1 hereto to Practice. Manager shall be responsible for all occupancy expenses, including but not limited to, all costs of repairs, maintenance and improvements, utility (telephone, electric, gas, water) expenses, normal janitorial services, refuse disposal and all other costs and expenses reasonably incurred in conducting the operation of Practice during the term of this Agreement, including, but not limited to, related real or personal property lease cost payments and expenses, taxes and insurance. All such costs and expenses shall be Manager Expenses. Nothing contained herein is intended to require Manager to provide the foregoing services if such services are required to be provided by the landlord under a lease for a specific property, including leases under which Practice or an Affiliate of Practice is the landlord. Manager shall consult with Practice regarding the condition, suitability, use and need for offices, facilities and improvements. The Policy Board shall determine any changes to the office and facility locations of Practice.

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                                   ARTICLE IV

                           DUTIES OF THE POLICY BOARD

     SECTION 4.1 Formation and Operation of the Policy Board.

     The parties shall establish a Policy Board which shall be responsible for developing management and for administrative policies for the overall operation of Practice. The Policy Board shall consist of five (5) members. Manager shall designate, in its sole discretion, one (1) member of the Policy Board and Practice shall designate, in its sole discretion, four (4) members of the Policy Board. Except as may otherwise be provided, the act of a majority of the members of the Policy Board shall be the act of the Policy Board.

     SECTION 4.2 Duties and Responsibilities of the Policy Board.

     The Policy Board shall have the following duties and obligations:

          4.2.1 Capital Improvements and Expansion.

          Any renovation and expansion plans and capital equipment expenditures and the financing thereof with respect to Practice shall be reviewed and approved by the Policy Board and shall be based upon economic feasibility, physician support, productivity and then current market conditions. If Manager agrees to loan money to the Practice specifically for such expansion or capital equipment, then Manager shall have the right to approve of such decisions.

          4.2.2 Annual Budgets. All annual capital and operating budgets prepared by Manager, as set forth in Section 5.2, shall be subject to the review, modification and approval of the Policy Board, and to final approval of Practice.

          4.2.3 Advertising. All advertising and other marketing of the services performed at Practice, other than advertising or marketing programs historically implemented by Practice within the budget approved by the Policy Board shall be subject to the prior review and approval of the Policy Board and final approval of Practice.

          4.2.4 Patient Fees. As a part of the annual operating budget, in consultation with Practice and Manager, the Policy Board shall review and adopt the fee schedule for all physician and ancillary services rendered by Practice subject to final approval of Practice.

          4.2.5 Ancillary Services. The Policy Board shall approve Practice provided ancillary services based upon the pricing, access to and quality of such services.

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          4.2.6 Provider and Payor Relationships. Decisions regarding the establishment or maintenance of relationships with institutional health care providers and payors and approval of managed care contracts shall be made by the Policy Board in consultation with Practice.

          4.2.7 Strategic Planning. The Policy Board shall develop long-term strategic planning objectives for presentation to, and approval by, the Practice.

          4.2.8 Financing. All loans, leases and other financing obtained or proposed to be obtained for the benefit of Practice for any reason shall be subject to the review and approval of the Policy Board.

          4.2.9 Physician Hiring. The Policy Board shall determine the number and type of physicians required for the efficient operation of Practice, provided Practice shall have the final authority over physician hiring and termination and engage in such hiring and termination without Policy Board approval. The approval of the Policy Board shall be required for any variations to, or any exceptions from, the restrictive covenants which must be included in any physician employment contract in conformance with
     Article VII hereof.

          4.2.10 Executive Director. The selection and retention of the Executive Director pursuant to Section 5.6 by Manager shall be subject to the reasonable approval of the Policy Board. If Practice is dissatisfied with the services provided by the Executive Director, Practice shall refer the matter to the Policy Board. Manager and the Policy Board shall each in good faith determine whether the performance of the Executive Director could be brought to acceptable levels through counsel and assistance, or whether the Executive Director should be terminated. Manager shall have the ultimate authority to terminate the Executive Director.

          4.2.11 Grievance Referrals. The Policy Board shall consider and make final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by Practice's governing body.

                                    ARTICLE V

                ADMINISTRATIVE SERVICES TO BE PROVIDED BY MANAGER

     SECTION 5.1 Performance of Management Functions.

     Beginning with the effective date of this Agreement, Manager shall, as a fiduciary of the Practice, provide or arrange for the services set forth in this
Article V and otherwise as set forth in this Agreement, the cost of all of which shall be included in Manager Expenses. Manager is hereby expressly authorized to perform its services hereunder in whatever manner it deems reasonably appropriate to meet the day-to-day requirements of Practice operations in accordance

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with the decisions of the Policy Board, including, without limitation, performance of some of the business office functions at locations other than Practice. Practice will not act in a manner which would prevent Manager from efficiently managing the day-to-day operations of Practice in a business-like manner. Notwithstanding the foregoing, Manager may not assign its obligations hereunder or contract with a third party for the performance of substantially all of its obligations hereunder except as expressly permitted by Section 12.1 below.

     SECTION 5.2 Financial Planning Goals.

          5.2.1 Preparation of Budgets. Annually and at least thirty (30) days prior to the commencement of each fiscal year of Practice, Manager shall prepare and deliver to the Policy Board for its review, modification and approval an operational and capital budget for such fiscal year ("Annual Budget"), setting forth an estimate of the operating revenues and expenses associated with the provision of professional services by Practice (including, without limitation, all costs associated with the premises used by Practice, equipment, supplies, services, and personnel provided by Manager to Practice pursuant to this Agreement, and all compensation costs associated with Practice and Practice personnel) and sources and uses of capital expenditures. Such budget shall separately address Physician Expenses, Manager Expenses, Practice Surplus, and Capital Expenditures. Manager Expenses shall be in line with historical expenses of Practice and shall be reasonable and customary for Practice and shall include reasonable reserves for the repayment of principal on all borrowings of Practice. Any non-budgeted expenses shall be reviewed and approved by the Policy Board. Any such non-budgeted expense in excess of $5,000 per year undertaken by Practice without approval by the Policy Board (except for emergency circumstances necessary to permit Practice to function to fulfill its patient responsibilities) shall be deducted from Practice Surplus. Manager shall use its best efforts to perform its duties and obligations under this Agreement such that the actual revenues, costs, and expenses associated with the provision of professional services during any applicable period of Practice's fiscal year shall be consistent with and within the limits established by the Annual Budget. Manager shall prepare and submit to the Policy Board for its review, modification and approval, and the Policy Board shall thereafter adopt, an Annual Budget for the current fiscal year as soon as practicable. Manager shall specify the targeted profit margin for Practice which shall be reflected in the Annual Budget. In the event that the Policy Board does not approve any such Annual Budget, then the Annual Budget for the previous year shall be used until the Policy Board, using its best efforts, approves a new Annual Budget.

          5.2.2 Service Development. Manager realizes that Practice has opportunities to provide new services and utilize new technologies that will require capital expenditures and Manager anticipates that such opportunities may include new and replacement equipment as may be economically justified and medically necessary. Development of new services will depend on, among other factors, physician composition, anticipated volume, reimbursement and number of physicians, physician support, Practice performance, and appropriate physician specialty mix, be subject to the requirements of any applicable leases and subleases, and will require Policy Board approval as a precondition to any capital expenditure.

          5.2.3 Capital Investment. Subject to the terms hereof, Manager shall be responsible for obtaining loans to fund all capital expenditures approved by the Policy Board. Sources of capital, including working capital, for such funds shall be determined by the Policy Board and may be
     (i) borrowings from Manager or its Affiliates (at the rate set forth in Article II at subparagraph (v) of the definition of Manager Expenses) all of which loans from Manager or its Affiliates are subject to the Manager's approval or (ii) borrowings, leases or other financing methods through independent third-party financial institutions in accordance with Section 4.2(h) hereof which Manager may use its commercially reasonable best efforts to obtain. It is acknowledged and agreed that the payment of interest on any such indebtedness shall constitute Manager Expenses. Manager shall use reasonable efforts to make funds available for borrowing by Practice but Manager assumes no obligation to itself loan the funds to Practice.

          In the event Practice obtains a commitment for financing a particular project or capital expenditure at a rate less than that obtained or charged by Manager hereunder, and on other terms no less favorable than those obtained by or available to Manager, and the Policy Board approves such alternate financing, the project will be financed with such alternate financing or the excess interest of the financing obtained or provided by Manager will not be charged to the Practice as a Manager Expense or other expense.

     SECTION 5.3 Audits and Statements.

     Manager shall cause annual financial statements for the operation of Practice to be prepared and Manager shall cause the financial statements of Manager to be included in the audited financial statements of Parent by a certified public accountant selected by Manager in connection with the audit of the financial statements of Parent. Manager shall cause a copy of the financial statements of Manager to be delivered to Practice for its examination. All financial statements shall be prepared in accordance with GAAP on a consistent basis and the cost thereof shall be a Manager Expense. Manager shall prepare monthly unaudited financial statements containing a balance sheet and statements of income from Practice operations, which shall be delivered to Practice within thirty (30) days after the close of each calendar month. In addition, Practice shall be solely responsible for the cost of the preparation and any audit of the financial statements or tax returns of Practice. Upon the request of Practice, Manager shall provide Practice with a detailed listing of all Manager Expenses.

     SECTION 5.4 Inventory and Supplies.

     Manager shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials of a quality consistent with the past customary course of conduct and manner of operating Practice, the cost of which shall be a Manager Expense. Returns and credits shall reduce Manager Expense. The Policy Board may periodically review

Manager's past purchases of inventory and supplies, and cause Manager to change the amount and type of purchase in the future. Manager shall use reasonable efforts to obtain the best price possible for inventory and supplies and shall work with Parent to obtain volume discounts.

     SECTION 5.5 Management Services and Administration.

          5.5.1 Practice hereby appoints Manager as its sole and exclusive manager and administrator of all day-to-day business functions and Manager hereby accepts such appointment subject to the terms of this Agreement. The purpose and intent of this Service Agreement is to relieve the Physician Employees to the maximum extent possible of the administrative, accounting, personnel and business aspects of the medical practice; Manager assumes responsibility and is delegated all necessary authority to perform these functions in accordance with the general standards approved by the Policy Board. Manager agrees that Practice and only Practice will perform or have authority with respect to the medical functions of its medical practice. Manager will have no authority, directly or indirectly, to perform or direct or control the performance of any medical functions. Manager may, however, advise Practice as to the relationship between its performance of medical functions and the overall administrative and business functioning of its medical practice. All clinical personnel performing patient care services shall be subject to the professional direction and supervision of Practice in the performance of medical functions and shall not be subject to any direction or control by, or liability, to, Manager, except as may be specifically authorized by Practice.

          5.5.2 (i) Manager shall, in compliance with all applicable state and federal rules and regulations and on behalf of Practice, bill patients and collect the professional fees for medical and other services rendered or performed by Practice and by its Physician Employees. Practice hereby appoints Manager for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (A) to bill patients in Practice's name and on its behalf; (B) to collect accounts receivable resulting from such billing in Practice's name and on its behalf; (C) to receive payments and prepayments from Blue Shield, insurance companies, from health care plans, Medicare, Medicaid and all other third party payors; (D) to take possession of, endorse in the name of Practice (and/or in the name of an individual physician providing services on behalf of Practice), and deposit only in the Practice Account any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable and/or for professional or other services of Practice; and (E) to initiate the institution of legal proceedings in the name of Practice to collect any accounts and monies owed to Practice in accordance with policies and procedures adopted by the Policy Board, to enforce the rights of Practice as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payors. All Adjustments shall be made in a reasonable manner consistent with past customary course of conduct of Practice subject to any final adjustments required by auditors under Section 5.3 as approved by the Policy Board.

               (ii) Practice shall establish and control a bank account at a bank (the "Bank") acceptable to Manager and Practice (the "Practice Account"). In connection herewith and throughout the term of this Agreement, Practice hereby appoints Manager as Practice's true and lawful agent and attorney-in-fact, and grants Manager a special power of attorney and Manager hereby accepts such special power of attorney and appointment, to deposit in the Practice Account all funds, fees, and revenues generated by Practice and collected by Manager. Practice shall execute any and all additional documents required by the Bank where the Practice Account is held to effectuate the power of attorney granted herein. Practice shall not make withdrawals from the Practice Account. Practice also agrees to establish this account with the Bank under terms which provide that the balance of the Practice Account at the close of each working day is transferred to a bank account of Manager (the "Manager Account") at the same financial institution by means to be designated by Manager. Practice shall not revoke such daily transfer to Manager's Account unless Manager is in breach of this Agreement which breach is not cured within thirty (30) days following written notice thereof, provided however, if Manager's breach relates to Manager's failure to pay funds when due to Practice, Manager shall only have ten (10) days to cure such breach. Manager may pay from funds in the Manager Account all Manager Expenses and the Management Fee as provided under the terms of this Agreement. Practice shall establish a second account in the name of Practice (the "Operating Account") to which Manager shall be a signatory and to which Manager shall deposit from time to time out of the Practice Account or the Manager Account (to the extent available) amounts sufficient to enable Manager to pay from that account, on behalf of Practice, Physician Expenses and Practice Surplus to be paid by Practice as Professional Compensation as provided under the terms of this Agreement and principal payments on debts of Practice which were approved by the Policy Board, when such principal repayments are due. Any interest accruing to the funds transferred to the Manager's Account shall constitute Net Practice Revenue.

               If the balance in the Practice Account after subtraction of reserves for repayment of debts (to the extent the debts are not then being repaid) is insufficient to satisfy the obligations and liabilities of Practice at a particular point in time, disbursements from the Practice Account shall be made in the following priority:

                    (A) Payments or deposits of payroll and withholding taxes on compensation of Practice and other amounts withheld from Practice;

                    (B) Payments of interest and principal on debts of Practice other than the Bank Loan that were approved by the Policy Board and by Manager to the extent then due;

                    (C) Payments of Manager Expenses;

                    (D) Payments of other Physician Expenses;

                    (E) Payments of Management Fee attributable to collections by Practice from physicians pursuant to Section 7.4; and

                    (F) Pro Rata between the Management Fee (to the extent not paid pursuant to E above) and Practice Surplus provided that all Practice Surplus otherwise available to Physician Shareholders shall instead first be applied towards (1) the repayment of the principal and interest on Bank Loan and (2) to the repayment of any advances or loans made by Manager to Practice to pay Manager Expenses or Practice Expenses prior to the date the Bank Loan is repaid.

                    (iii) Manager will use its reasonable efforts to arrange for a third party commercial lender to provide a working capital line of credit to Practice if needed, or, subject to Manager's approval, Manager shall provide such line of credit, to enable Manager or Practice as provided herein, to pay Manager Expenses, Physician Expenses, Management Fee and Practice Surplus when due (subject however to the obligation to repay agreed upon working capital advances or other third party financing) and in accordance with the Annual Budget. In the event any such advances are provided by Manager or any of its Affiliates, such advances shall bear interest at the "prime rate" plus 1/2% per annum except as otherwise provided herein. The obligation of Practice to repay any such advances to Manager or its Affiliates shall be evidenced by one or more promissory notes and shall be secured in accordance with the terms of a Security Agreement in a form proposed by Manager granting a security interest in the post-effective date accounts receivable of Practice to Manager. Interest on such advances shall be paid monthly. Prior to making advances hereunder, the Policy Board and Manager shall agree upon the term over which such principal amounts shall be repaid to Manager, including the priority of the utilization of Net Practice Revenues for the repayment of such loans. In addition, Practice shall cooperate with Manager and execute all necessary documents in connection with the pledge of such accounts receivable either to Manager, Manager's lenders or any other lender providing such financing to Practice.

          5.5.3 Manager shall supervise and, to the extent necessary, maintain custody of all files and records relating to the operation of Practice, including but not limited to accounting, billing, patient medical records, collection records, and personnel records. Patient medical records shall at all times be and remain the property of Practice and shall be located at Practice facilities so that they are readily accessible for patient care. The management of all files and records shall comply with applicable state and federal statutes. Manager shall use its reasonable efforts consistent with the past operation of Practice to preserve the confidentiality of patient medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein; provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement. Manager shall at Practice's request, require confidentiality agreements from Manager's employees in a form approved by Practice.

          5.5.4 Manager shall supply to Practice necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services, medical transcribing services and any other ordinary, necessary or appropriate service for the operation of Practice.

          5.5.5 Manager shall provide the data necessary for Practice to prepare its annual income tax returns and financial statements. Manager personnel shall continue to provide the preparatory work currently provided by Practice personnel. Except as provided above, Manager shall have no responsibility for the preparation of Practice's federal or state income tax returns or the payment of such income taxes and such costs shall not be Manager Expenses or Physician Expenses, and shall be borne solely by Practice. Manager shall permit Practice and its agents to examine and copy all records relating to the business of Practice including those of Manager and Parent.

          5.5.6 Manager shall assist Practice in recruiting additional physicians, carrying out such administrative functions as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews. Practice shall interview and make the ultimate decision as to the employment of any physician to become associated with Practice. Candidate screening and interviewing procedures shall be consistent with the past operation of Practice or as otherwise adopted by the Policy Board. All physicians recruited by Manager and accepted by Practice shall be the sole employees of Practice, to the extent such physicians are hired as employees. Any expenses incurred in the recruitment of physicians, including, but not limited to, employment agency fees, relocation and interviewing expenses shall be budgeted Manager Expenses. Such expenses shall be pre-approved by the Executive Director.

          5.5.7 Subject to Policy Board approval of any proposed contract, Manager shall, at the Policy Board's request, negotiate and administer all managed care contracts on behalf of Practice and shall consult with Practice on all professional or clinical matters relating thereto. At the discretion of the Policy Board, Manager shall have no involvement in the negotiation and administration of certain managed care contracts.

          5.5.8 Subject to the provisions of Section 5.3, Section 5.5.5(e) and this Section 5.5.8, Manager shall arrange for legal and accounting services related to Practice operations, the expense for which has been incurred traditionally in the ordinary course of business, including the cost of enforcing any physician contract containing restrictive covenants, but any cost and all other aspects of malpractice suits against Practice shall be governed by Article X hereof. Policy Board shall designate the attorneys to act on behalf of Practice or in its name, unless the Policy Board fails to actively enforce, or retain and direct its attorneys to enforce, all noncompetition covenants of the Physician Employees in which event Manager may retain attorneys for such purpose.

          5.5.9 Manager shall provide for the proper cleanliness of and around all Practice facilities and for the proper handling and disposal of all waste generated thereof in compliance with applicable federal and state regulations, and maintenance and cleanliness of the equipment, furniture and furnishings located upon such premises.

          5.5.10 Manager shall make payment for the cost of professional licensure fees, board certification fees, medical staff dues, and national organization fees required to maintain professional licenses, all as historically paid by Practice in accordance with its past operation and policies.

          5.5.11 Manager shall regularly, and in no event less than monthly, report to Practice the actual versus budgeted revenues and expenses of Practice, including an explanation of variances.

           SECTION 5.6  Executive Director.

     Subject to the provisions of Section 4.2.10, Manager shall hire an Executive Director to manage and administer all of the day-to-day business functions of Practice on behalf of Manager and for the benefit of Practice. Manager shall determine the salary and fringe benefits, of the Executive Director consistent with the budget adopted by the Policy Board. At the direction, supervision and control of Manager, the Executive Director, subject to the terms of this Agreement, shall implement the policies established by the Policy Board and shall generally perform the duties and have the responsibilities of a medical practice administrator. The Executive Director shall be responsible for organizing the agenda for the meetings of the Policy Board referred to in Article IV.

           SECTION 5.7 Personnel.

     Manager shall provide non-physician professional support and administrative personnel, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the conduct of Practice operations. Subject to the Annual Budget, Manager shall determine and cause the salaries and fringe benefits of all such personnel to be paid. Such personnel shall be under the direction, supervision and control of Manager, with any such personnel performing patient care services or having patient contact being subject to the professional supervision and direction of Practice. Practice shall consult with Manager if Practice is dissatisfied with the services of any person. Manager shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance or whether such employee should be suspended, reprimanded, or terminated. Practice may hire directly a director for managed care who shall be an employee of Practice. All of Manager's obligations regarding staff shall be governed by the overriding principle and goal of providing high quality medical care consistent with the past practice of Practice. Employee assignments shall be made to assure consistent and continued rendering of high quality medical support services and to ensure prompt availability and accessibility of individual medical support personnel to physicians in order to develop consistent, familiar and routine working relationships between individual physicians and individual members of the medical support personnel. Manager shall maintain established working relationships wherever possible and Manager shall make every effort consistent with sound business practices to honor the specific requests of Practice with regard to the assignment of its employees. Manager shall provide administrative services such as scheduling, personnel policies and payroll administration for Physician Employees. Manager shall maintain a working environment which complies with all applicable laws, including rules and regulations providing for employee discipline for illegal discrimination or harassment of Physician Employees.

     SECTION 5.8 Events Excusing Performance.

     So long as Manager or Practice uses its commercially reasonable best efforts, Manager shall not be liable to Practice, and Practice shall not be liable to Manager, for failure to perform any of the services required herein in the event of strikes, lockouts, calamities, acts of God, unavailability of supplies or other events over which neither Manager nor Practice has control for so long as such events continue, and for a reasonable period of time thereafter, provided that nothing herein shall relieve the Practice and Physician Shareholder from their obligations in Section 6.8 or Article VII.

     SECTION 5.9 Compliance with Applicable Laws.

     Manager shall comply in all material respects with all applicable federal, state and local laws, regulations and restrictions in performing its obligations under this Agreement.

     SECTION 5.10 Quality Assurance.

     Manager shall assist Practice in fulfilling its obligations to its patients to maintain a high quality of medical and professional services.

     SECTION 5.11 Ancillary Services.

     Manager shall provide its services hereunder in connection with the operation of such ancillary services as approved by the Policy Board or as may be offered or in existence on the effective date hereof.


                                   ARTICLE VI

                             OBLIGATIONS OF PRACTICE

     SECTION 6.1 Professional Services.

     Practice shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. Practice shall ensure that each of its physicians providing medical care to patients in the State of Arizona is licensed by the State of Arizona. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician, Practice shall immediately inform Manager of such action and the underlying facts and circumstances. Practice shall carry out a program to monitor the quality of medical care which it provides.

     SECTION 6.2 Medical Practice.

     Manager shall not interfere with the physician-patient relationship between Practice's physicians and their patients. Practice shall use and occupy the facilities provided by Manager exclusively for the operation of its Practice, and shall comply with all applicable local rules, ordinances and all standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at Practice shall be conducted solely by physicians associated with Practice, and no other physician or medical practitioner shall be permitted to use or occupy the facilities of the Practice without the prior written consent of the Policy Board.

     SECTION 6.3 Physician Employees.

     6.3.1 Practice shall employ all licensed health care personnel, including physicians, nurses, vocational nurses and physician assistants, as Practice deems reasonably necessary and appropriate, subject to the Annual Budget, for Practice's operation of its medical practice and provision of professional services, each of whom shall be subject to the applicable provisions of this Agreement, and all of whom shall be Physician Employees. Practice shall have the sole responsibility for paying the Professional Compensation of all such personnel, and for withholding and paying, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any applicable law or governmental requirements (collectively, "Professional Compensation") provided that Manager shall administer and discharge such responsibilities from funds available pursuant to Section 8.1 as set forth in Article V. Manager shall, in the name of and on behalf of Practice, establish and administer and pay when due the compensation with respect to such professional personnel and, on behalf of Practice and out of funds available in the Operating Account, ensure that proper tax withholdings from such compensation are made and timely remitted to the appropriate governmental entities. Each physician retained by Practice shall at all times hold and maintain a valid and unlimited license to practice in the State of Arizona subject to waiver by Policy Board. Practice shall enter into and maintain with each Physician Shareholder a written agreement which shall include, without limitation, the provisions of Section 7.2 hereof. Practice shall ensure that each of its Physician Employees participates in such continuing medical education as is consistent with past practice.

     Consistent with the historical operation of the Practice, the Practice Surplus, or any other forms of revenue earned by the Practice, will not be accumulated by the Practice in any material amount. It is acknowledged and agreed that Practice Surplus will be depleted through the payment of Professional Compensation, principal and interest due with respect to the Bank Loan, and Extra Expenses.

          6.3.2 Practice, through its Physician Employees, shall continuously and uninterruptedly, during the term hereof, during normal business hours and on such days as businesses of like nature in the area are open for business, provide services in a manner calculated to produce the maximum volume of revenue which is consistent with the professional obligations of Practice and the individual health care providers and in the best interest of Practice's patients. Except as otherwise provided in this Agreement, Practice shall use reasonable efforts to have the work load, patient load and criteria for its Physician Employees, taken as a whole, remain substantially the same as their historical practice during the immediate past three (3) years.

          6.3.3 Practice and the Physician Shareholders shall take all actions necessary, including without limitation adjusting Professional Compensation of physicians on at least a quarterly basis, to ensure from time to time that the Professional Compensation paid, distributed or provided to the Physician Shareholders under their employment agreements or otherwise, in the aggregate, never exceeds Practice Surplus.

     SECTION 6.4 Professional Insurance Eligibility.

     Practice shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Employees are insurable, and by participating in an on-going risk management program.

     SECTION 6.5 Fees for Professional Services.

     Practice shall be solely responsible for legal, accounting and other professional services fees incurred and retained by Practice, and not approved by the Policy Board, except as set forth in Article V herein.

     SECTION 6.6 Name.

     As part of this Agreement, Manager hereby licenses its rights to Practice the use of the name "Pima Heart Associates" or "Pima Heart Physicians" in connection with the operation of Practice for a period of five (5) years.

     SECTION 6.7 Material Decisions.

     In addition to any other rights of Manager in this Agreement, the following actions or decisions shall be made or taken, directly or indirectly, by Practice or the Physician Shareholders only with the consent of Manager (which consent shall not unreasonably be withheld with respect to subparagraphs (d) or (f)):

          (a) Entering into any merger unless Practice is the surviving entity and after which the Physician Shareholders immediately prior to the date of the closing of such merger own at least fifty-one percent (51%) of the capital stock of Practice after the closing;

          (b) Entering into any sale or series of related sales by Practice or by the Physician Shareholders of the capital stock of Practice during the term of this Agreement to any party who is not a Physician Shareholder as of the date hereof, provided such sales may be made to individual physicians who become full-time employees of Practice in the ordinary course of Practice's operations and business but only if the Physician Shareholders as of the date hereof continue to own in the aggregate at least fifty-one percent (51%) of the Capital Stock of Practice thereafter;

          (c) Entering into any agreement or consummating any transaction for the sale of any of the material assets of Practice;

          (d) Paying money or other property by Practice for a majority of the capital stock or all or substantially all of the assets constituting a business of any person or entity unless made for investment purposes only;

          (e) Paying compensation, benefits or distributions, directly or indirectly, of any type or nature to any Physician Shareholder until all amounts due as Physician Expenses, Manager Expenses and Management Fee currently due and payable have been paid in full;

          (f) Deviating from the collection policies generally followed by Practice prior to the date hereof with respect to any patient account or other amount due for Practice's services;

          (g) Entering into any new relationship or agreement with a Physician Shareholder or an Affiliate of or a Related Party to a Physician Shareholder or continuing any existing relationship or agreement with any such Person to the extent such relationship or agreement is not fully reflected in a written contract that has been provided to Manager as of the date hereof; and

          (h) All decisions or matters involving commitments of funds or loans from Manager or its Affiliates.

     SECTION 6.8  Employment of Physician Shareholders.

     Practice and each of the Physician Shareholders agree that each of the Physician Shareholders shall be employed by Practice in accordance with the terms of his employment agreement with Practice dated as of the date hereof or entered into to be effective as of the effective date of this Agreement, the term of which employment shall not be less than five (5) years from the effective date hereof (whether or not he remains an owner of Practice), unless attributable to the termination of an employment agreement upon the death or disability of the Physician Shareholder. Notwithstanding the foregoing, Manager and the other parties agree that (x) after three (3) years from the Effective Date, up to three (3) Physician Shareholders, who prior to their retiring are designated in writing by the Practice as a "retiring physician" for purposes of this Section 6.8, may terminate their employment with the Practice and such termination shall not be a breach of this Agreement as long as such Physician Shareholders have fully retired from the practice of medicine and all other professional medical duties and (y) (i) up to one (1) Physician Shareholder in the aggregate at any one time during the first year after the Closing Date, (ii) up to an aggregate of two (2) Physician Shareholders at any one time during the second through fifth years after the Closing Date may elect part-time status in accordance with Practice's policies and (iii) during the fourth and fifth years after the Closing Date, the Practice may elect, upon prior written notice to Manager to reduce the potential number of retiring physicians and replace each retiring physician position which is eliminated with a position for an additional part-time physician; provided however, at no time during the fourth and fifth years after the Closing Date shall there be more than an aggregate at any one time of five (5) retiring and part-time physicians, and there shall never be more than three (3) retiring physicians in the aggregate prior to the fifth anniversary of the Closing Date. All such Physician Shareholders shall remain subject to their noncompetition covenants set forth in their Employment Agreement no less than for the remainder of such five (5) year period plus one (1) year thereafter.

     SECTION 6.9 Life Insurance.

     Practice shall cause each of its physician employees to and the Physician Shareholders shall cooperate fully with any efforts by Manager to obtain insurance policies on the life of any such physicians under which Manager would be the owner and beneficiary. Manager will be solely responsible for the costs of any such insurance and such costs shall not be Manager Expenses or other expense deductible from Net Practice Surplus.

           SECTION 6.10 Profit Sharing Plan.

          (a) Practice shall sponsor or maintain a profit-sharing plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which contains (i) a salary reduction, elective contribution feature which qualifies as a cash or deferred arrangement within the meaning of Section 401(k) of the Code and (ii) an employer matching contribution provision within the meaning of Section 401(m) of the Code ("Practice Qualified Plan"). The employer matching contribution provision in the Practice Qualified Plan shall match elective contributions at a rate, and in the aggregate amount, that is at least equivalent to the employer matching contribution provision contained in the MedCath Incorporated 401(k) Profit-Sharing Plan and Trust ("MedCath Plan").

          (b) All contributions to the Practice Qualified Plan made on behalf of, or with respect to, any participant thereunder (including, without limitation, Physician Shareholders, Physician Employees who are not Physician Shareholders, and Manager employees who are treated as Practice employees because they are "leased employees" within the meaning of Section 414(n) of the Code with respect to the Practice), shall be paid solely by the Physician Shareholders from Practice Surplus; provided, however, that any elective contributions to the Practice Qualified Plan by Physician Employees that are not Physician Shareholders shall be considered Professional Compensation and any elective contributions to the Practice Qualified Plan by any Manager employees who are treated as Practice employees because they are "leased employees" within the meaning of Section 414(n) of the Code with respect to the Practice shall be considered a Manager Expense.

          (c) In addition to the Practice Qualified Plan, Practice shall be solely responsible for any other employee benefit plan, program, or arrangement, such as a group health plan or other welfare benefit program, it chooses to sponsor or maintain for the benefit of Practice employees (including, without limitation, Physician Shareholders, Physician Employees who are not Physician Shareholders, and any Manager employees who are treated as Practice employees because they are "leased employees" within the meaning of Section 414(n) of the Code). The costs relating to sponsoring and maintaining any such plans, programs, or arrangements shall be paid solely by the Physician Shareholders from Practice Surplus.

          (d) Unless such expenses are, pursuant to its terms and applicable law, expenses of such plans or of individual participants, the compensation of counsel, accountants, corporate trustees, investment managers, and other agents and service providers necessary in the administration of the Practice Qualified Plan and any other employee benefit plan, program, or arrangement adopted and maintained by Practice shall be an Extra Expense, and shall not be a Physician Expense, a Manager Expense, or an expense of or borne by Manager. Similarly, unless such expenses are, pursuant to its terms and applicable law, expenses of such plans or of individual participants, all such expenses necessary in the administration of the MedCath Plan and any other employee benefit plan, program, or arrangement adopted and maintained by Manager shall be a Manager Expense to the extent such expenses are allocable to Manager employees who are providing services to Practice on a substantially full-time basis.

          (e) From and after the Closing, employees of the Manager who were employed by Practice (or its predecessors) shall be credited under all of Manager's employee benefit plans, programs, or arrangements with service, for eligibility and vesting purposes, equal to the service credited to them for such purposes under the terms of the corresponding employee benefit plan, program, or arrangement of the Practice (or its predecessors).

          (f) Notwithstanding anything else in this Agreement to the contrary, all contributions (i.e., employee elective contributions, employer matching contributions, and discretionary nonelective employer contributions) to the MedCath Plan made on behalf of, or with respect to, any participant thereunder who is a Manager employee providing services to Practice on a substantially full-time basis shall be considered a Manager Expense.

                                   ARTICLE VII

                  RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES

     The parties recognize that Parent paid a substantial amount in connection with this Agreement and Manager will incur substantial costs in providing the premises, personnel, management, equipment, supplies and other goods and services being provided hereunder and that the services to be provided by Manager shall be feasible only if Practice operates an active medical practice to which the physicians associated with Practice devote their full time and attention. To that end, subject to Section 7.5.2 hereof:

     SECTION 7.1 Restrictive Covenants by Practice.

     During the term of this Agreement, Practice and the physicians in the Practice shall not, directly or indirectly, either as a shareholder, partner, member, manager or otherwise establish, operate or provide physician services at any medical office, clinic or other health care facility providing services, including but not limited to ancillary services, substantially similar to those provided by Practice pursuant to this Agreement anywhere within the Territory or within the Arizona counties of Pima, Pinal, Cochise and Santa Cruz unless the proceeds of such services inure to the benefit of the Practice and all revenues therefrom shall constitute Net Practice Revenue except for revenue from sources expressly set forth on Schedule 7.1. Additionally, during the term of this Agreement and for a period of twelve (12) months following the termination hereof prior to the 40th anniversary of the date hereof for any reason other than due to a default by Manager, Practice and the physicians in the Practice (except to the extent such physicians are no longer employed by Practice and are not subject to any restrictive covenants herein or in their Employment Agreement), shall not, directly or indirectly, enter into any agreement or arrangement similar to this Agreement with any other person or party (whether in a single transaction or series of related transactions) or sell substantially all the assets of Practice or sell or issue ownership interests (whether through a sale, merger or otherwise) in Practice except to individual physicians who become full-time employees of Practice in the ordinary course of Practice's operations and business. Notwithstanding anything to the contrary in this Agreement, the Practice and the physicians in the Practice may continue to provide any physician or related services to any medical office, clinic, or other health care facility, if such services or facilities are listed on
Schedule 7.1, the revenue from which shall constitute Net Practice Revenue except as expressly set forth on Schedule 7.1.

     SECTION 7.2 Restrictive Covenants By Current Physician Shareholders and Physician Employees.

          7.2.1 Practice shall obtain and enforce formal written agreements from its current Physician Shareholders pursuant to which the Physician Shareholders agree not to within the Territory or within fifty (50) miles of any office or location where Practice maintains an office in which such physician had provided services prior to termination of employment, directly or indirectly, whether as a shareholder, partner, employee, director, consultant, agent or otherwise (i) establish, operate or provide physician services at any medical office, hospital, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services, including but not limited to ancillary services, substantially similar to those provided by Practice except as an employee of Practice or as set forth on Schedule 7.1, or (ii) solicit or employ any employee or consultant of Practice or of Manager, in all cases during the term of their employment and for a period of twelve
     (12) months after any termination of employment with Practice for any reason (unless this Agreement has been terminated as of such date in accordance with the terms of this Agreement as a result of a default hereunder by Manager). Practice also shall use its reasonable best efforts to obtain appropriate restrictive covenants from physicians who are not Physician Shareholders.

          7.2.2 In addition to the other restrictions in this Article VII, the Physician Shareholders hereby agree with Manager (and all future physicians who become shareholders of Practice shall be required to agree in writing) and shall enter into a similar covenant with Practice, which Practice agrees to fully enforce, that for a period of twelve (12) months after any termination of employment with Practice (unless this Agreement has been terminated as of such date in accordance with the terms of this Agreement as a result of a default hereunder by Manager) that they shall neither accept employment to practice medicine or become a consultant for the purpose of providing such medical services from or with any other party or entity, or group of affiliated parties or entities (a "New Employer") if at least fifty-one percent (51%) of the then current Physician Shareholders of Practice within any twelve (12) month period accept employment or enter into any consulting or other similar arrangement with such New Employer at the same time or in a series of related circumstances, nor engage in any other transaction which is substantially similar to that described in this sentence (a "Group Departure") unless such New Employer or the Physician Shareholders personally assume all liabilities and obligations of Practice to Manager under Article VIII with respect to such Physician Shareholders and under other provisions herein related to such obligations and liabilities plus any amount due from Practice to Manager under Section 5.5(b)(iii).

          7.2.3 The covenants of the Physician Shareholders and the Physician Employees above are hereafter referred to as the "Restrictive Covenants".

     SECTION 7.3 Restrictive Covenants by Future Physician Employees.

     Unless otherwise agreed to in writing by Manager, Practice shall obtain and enforce formal agreements from each of its future Physician Employees (and future Physician Shareholders who are not currently Physician Employees), which contain the restrictions and covenants set forth in Section 7.2.

     SECTION 7.4 Physician Shareholder and Physician Employee Liquidated
Damages.

     After the fifth (5th) anniversary of the date hereof, the Physician Shareholders and Physician Employees may be released from their Restrictive Covenants with the written consent of Manager by paying liquidated damages in an amount as follows:

     For Physician Shareholders and Physician Employees who are physicians employed by Practice on the date of this Agreement and for physicians who are shareholders or employees of Practice in the future, "Liquidated Damages" means an amount with respect to the physician equal to the greater of (a) such physician's Form W-2 taxable compensation paid by Practice to him for the most recently ended calendar year, and (b) the average of such physician's Form W-2 taxable compensation paid by Practice to him for the three most recently ended calendar years.

     Such payment of Liquidated Damages or any recovery for breach shall be made to Manager by Practice simultaneously with the physician being released from the restrictive covenants (if consented to in writing by Manager) or any collection of a judgment. Such payment shall be first applied to all costs incurred by Manager or Practice in the enforcement of the restrictive covenants for that departing physician and in recruiting a replacement physician for that departing physician. The remainder, if any, shall become an additional Management Fee to be paid to Manager pursuant to Article VIII hereof.

     Manager shall be entitled to designate which remedies shall be sought by Practice for breaches of restrictive covenants or such employment agreements and Practice shall diligently pursue those remedies.

     SECTION 7.5 Development of Exclusive Ventures.

          7.5.1 Exclusive of ventures which exist as of June 30, 1997 and are listed on Schedule 7.5.2, during the term of this Agreement (the "Exclusive Period") subject to applicable law, Manager, Practice and the Physician Shareholders, including any future shareholders of Practice may discuss and explore the feasibility of acquiring or developing in the Territory (i) a hospital (either a general acute care hospital or a specialty heart hospital), and/or (ii) a cardiac catheterization lab, (collectively the "Exclusive Ventures"). Subject to applicable law, each such Exclusive Venture shall be owned by a joint venture, which in turn would be owned by Manager, Practice, Physician Shareholders and other area physicians in mutually agree upon ownership percentages. Each Exclusive Venture would be managed by Manager or its designee for a management fee which would not exceed reasonable management fees which are paid to other parties for managing similar facilities or activities in bona fide transactions involving unrelated persons or entities. Capital shall be contributed to the joint venture on a pro rata basis by Manager or its designee, on the one hand, and Practice and/or the Physician Shareholders on the other hand, in accordance with their ownership percentages. No additional payment would be due to Manager, Practice or the Physician Shareholders in connection with the development or ownership of any Exclusive Venture other than pro rata distributions to them from the joint venture. All material decisions and determinations to be made hereunder with respect to the development, ownership and operation of any such Exclusive Venture, subject to applicable law, shall be made by mutual consent of Manager and/or its designee on the one hand, and a majority of the Physician Shareholders owning an interest in the Exclusive Venture (directly or indirectly), on the other hand. Manager, Practice and the Physician Shareholders agree to cooperate and negotiate with one another in good faith with respect to the development or acquisition of the Exclusive Venture and to enter into all such additional agreements and to take all such additional actions as are reasonably necessary or appropriate to fulfill the purpose and intent of this Section 7.5.

          In the event that health care counsel of Manager, which is reasonably acceptable to Practice, advises that the legal entity owning any such health care facility or service should be owned only by Practice, the Physician Shareholders or Affiliates thereof, then the parties hereto shall instead, to the extent consistent with applicable laws and regulations, enter into a management and service agreement which will provide Manager with substantially all of the benefits which it would have received had it been legally entitled to be an owner of such facility or service.

          7.5.2 During the Exclusive Period, Practice agrees that it will not, directly or indirectly, develop or acquire an interest in any Exclusive Venture not formed as of the date of this Agreement and listed on Schedule 7.5.2, and each Physician Shareholder agrees that he will not develop or acquire an interest in any Exclusive Venture in the Territory as long as such Physician Shareholder is a shareholder or employee of Practice and for a period of two (2) years thereafter, other than through a joint venture between Manager or its designee, on the one hand, and Practice and/or the Physician Shareholders on the other hand, as provided in (a) above.

     SECTION 7.6 Restrictive Covenants by Manager.

     As long as Manager is managing Practice in accordance with the terms of this Agreement, Manager shall not manage the medical practice of any other cardiologist or group of cardiologists within the Territory without the prior written consent of Practice, provided that nothing in this Section 7.6 shall restrict Manager or its Affiliates from managing the medical practices of any of the physicians listed on Schedule 7.6 or of any other physician who hereafter becomes associated with such medical practices as long as the majority of the physicians employed by such other medical practice are physicians listed on
Schedule 7.6. Manager shall be entitled to continue to manage any such medical practice which meets the criteria set forth above even if, over time, physicians on Schedule 7.6 withdraw from such practice or new physicians not listed on
Schedule 7.6 join such medical practice.

     SECTION 7.7 Enforcement.

           Manager, Practice and the Physician Shareholders acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this Article VII shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Article VII relating to the restrictive period, scope of activity restricted and/or the territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to the restrictive covenant provisions in this Article VII. The invalidity or non-enforceability of this Article VII in any respect shall not affect the validity or enforceability of the remainder of this Article VII or of any other provisions of this Agreement.

                                  ARTICLE VIII

                             FINANCIAL ARRANGEMENTS

           SECTION 8.1 Management Fees.

     Practice and Manager agree that the compensation set forth in this Article VIII is being paid to Manager in consideration of the substantial commitment made by Manager hereunder and that such fees are fair and reasonable. Manager shall be paid as its management fee for each fiscal year of Practice during the term of this Agreement (the "Management Fee") an amount equal to all Net Practice Revenues for the fiscal year subject however to the obligation of Manager to pay to Practice an amount equal to all Physician Expenses and all Practice Surplus for the fiscal year, provided, however, it is acknowledged and agreed that Practice Surplus shall not actually be paid to the Physician Shareholders until the Bank Loan is paid in full. Also due to Manager as "Management Fees" is any Liquidated Damages amount collected by Practice from a Physician Shareholder or Physician Employee pursuant to Article VII or any amount collected in lieu thereof pursuant to an arbitration or judicial proceeding addressing the application of the Restrictive Covenants.

     The amount of Management Fee due to Manager each month shall be determined using the accrual method of accounting. It is acknowledged and agreed that the amounts actually available for distribution to the parties in accordance with the other terms of this Agreement shall be subject in all events to Section 5.5.2(ii).

     SECTION 8.2 Collection of Management Fee.

     The Management Fees to be paid to Manager under this Article VIII shall be payable monthly within forty-five (45) days after the end of each month provided that after six (6) months from the date hereof, such fee shall be due within thirty (30) days after the end of each month based upon the previous month's operating results of Practice. Adjustments to the estimated payments shall be made to reconcile actual amounts due under this
Article VIII, by the end of the following month during each calendar quarter. Upon preparation of annual financial statements, final adjustments to the Management Fee for the fiscal year shall be made, including any modification resulting from a change in the amount of Adjustments after comparing collections to billings of the Practice for such period, and any additional payments owing to Manager or Practice shall then be made. Any audit adjustments shall be reflected in the calculation for the fourth quarter. Operating results shall be prepared on a consistent basis in accordance with GAAP. Amounts due to Manager pursuant to Article VII shall be paid to Manager immediately upon receipt by Practice.

           SECTION 8.3 Limited Guaranty Agreement.

     Each existing and any future Physician Shareholder shall execute the Limited Guaranty Agreement attached hereto as Exhibit 8.3.

     SECTION 8.4 Fees Due from New Physicians.

     Net Practice Revenues shall include, without limitation, all revenue resulting from physicians who are first hired or retained by Practice after the date hereof.

     SECTION 8.5 Amounts Due Physician Shareholder Upon Retirement.

     In the event that a Physician Shareholder as of the date hereof hereafter fully retires from the practice of medicine in accordance with the policies of Practice (and the Practice first so certifies in writing to Manager) and such Physician Shareholder at no time is in violation of his obligations under
Article VII hereof or under the Liquidated Damages Agreement entered into as of the date hereof, then such Physician Shareholder shall be entitled to receive from Manager the portion of the actual collected net proceeds of the accounts receivable owned by Manager as of the Closing Date which arose from services rendered prior to the Closing Date in accordance with Schedule 8.5. Such amounts shall be paid to such retiring Physician Shareholder in eighteen (18) equal monthly payments following his retirement.

                                   ARTICLE IX

                                     RECORDS

     SECTION 9.1 Patient Records.

           All Patient Records maintained by or for Practice shall be and remain the property of the Practice. Upon termination of this Agreement, Practice shall retain all patient medical records maintained by Practice or Manager in the name of Practice. Practice shall, at its option at no additional cost to Practice, be entitled to retain copies of financial and accounting records of Manager relating to all services performed by Practice.

     SECTION 9.2 Records Owned by Manager.

     All records relating in any way to the operation of Practice which are not the property of Practice under the provisions of Section 9.1 above, shall at all times be the property of Manager but Practice shall be entitled to copies of all such records.

     SECTION 9.3 Access to Records.

     During the term of this Agreement, and thereafter, Practice or its designee shall have reasonable access in Tucson, Arizona during normal business hours to Practice's and Manager's financial records which relate to Practice, including, but not limited to, records of collections, expenses and disbursements as kept by Manager in performing Manager's obligations under this Agreement, and Practice may copy any or all such records.

                                    ARTICLE X

                             INSURANCE AND INDEMNITY

     SECTION 10.1 Insurance to be Maintained by Practice.

     Throughout   the  term  of  this   Agreement,   Practice   shall   maintain
comprehensive professional liability insurance with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $3,000,000 for Practice and an excess liability policy in the amount of not less than $5,000,000, with such carrier as is approved by the Policy Board. Malpractice premiums, deductibles and such accruals shall be a Manager Expense. Practice shall be responsible for all liabilities in excess of the limits of such policies. Manager shall have the option, with Policy Board approval, of providing such professional liability insurance through an alternative program, provided such program meets the requirements of the Insurance Commissioner of the State of Arizona.

     SECTION 10.2 Insurance to be Maintained by Manager.

     Throughout the term of this Agreement, Manager will provide and maintain, as a Manager Expense, comprehensive professional liability insurance for all professional employees of Manager, if any, with limits and with such carrier as provided above and comprehensive general liability and property insurance covering Practice premises and operations with limits and with such carrier as determined reasonable by Manager in its national program.

     SECTION 10.3 Tail Insurance Coverage.

     Practice will cause each individual physician who becomes associated with Practice after the date hereof to enter into an agreement with Practice that upon termination of such physician's relationship with Practice, for any reason, and in the event tail insurance is not provided for such physician under Practice's insurance policies, tail insurance coverage will be purchased by the individual physician; provided however, in the event that such physician's relationship with Practice is terminated due to death or disability or due to an uncured event of default by Practice under its agreement for the services of such physician, then Practice, rather than such physician, shall pay the costs of such tail insurance. Such provisions may be contained in employment agreements, restrictive covenant agreements or other agreements entered into by Practice and the individual physicians, and Practice hereby covenants with Manager to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of Practice. The Policy Board may determine to provide coverage for such a physician as a Manager Expense on a physician by physician basis. The Policy Board may also decide to require other categories of physicians currently employed by Practice to provide tail coverage upon termination of employment with Practice.

     SECTION 10.4 Additional Insureds.

     Practice and Manager agree to use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs.

     SECTION 10.5 Indemnification.

          (a) Practice shall indemnify, hold harmless and defend Manager, its officers, directors, shareholders and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or the performance of any intentional acts, negligent acts or omissions by Practice and/or its shareholders, agents, employees and/or subcontractors (other than Manager, Parent or their agents) during the term hereof.

          (b) Manager shall indemnify, hold harmless and defend Practice, its officers, shareholders, directors and employees, from and against any and all liability, loss, damage, claim causes of action, and expenses (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by Manager and/or its shareholders, agents, employees and/or subcontractors (other than Practice) during the term of this Agreement.

     SECTION 10.6 Rules Regarding Indemnification.

     The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:

          10.6.1 The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreement contained in Section

     10.5 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known. If written notice is not given to the indemnifying party within thirty (30) days from receipt of notice of the claim to be indemnified, or such shorter time as shall otherwise prejudice the rights of the indemnifying party, and in sufficient detail to apprise the indemnifying party of the nature of the claim (in each instance taking into account the facts and circumstances known by the indemnified party with respect to such claim), the indemnifying party shall not be liable to the party seeking indemnification. The indemnifying party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any claim involving the asserted liability of the party seeking indemnification. If any indemnifying party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the party seeking indemnification of its intention to do so, and the party seeking indemnification agrees to cooperate fully with the indemnifying party and its counsel in the compromise of, or defense against, any such asserted liability. All costs and expenses incurred in connection with such cooperation shall become by the indemnifying party. In any event, the indemnified party shall have the right, at its own expense and by its own counsel to participate in the defense of such asserted liability.

          10.6.2 The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

     SECTION 10.7 Offset

     10.7.1 Manager is hereby authorized upon ten (10) days prior written notice to Practice to offset or apply any funds of Practice or the Physician
Shareholders which Manager holds from time to time or which Manager owes to Practice or to the Physician Shareholders against or to any amounts owed by Practice or a Physician Shareholder to Manager under this Agreement or to MedCath Incorporated under the Share Exchange Agreement; provided however, if within ten (10) days of such written notice Practice objects thereto, such funds shall be placed with an escrow agent pursuant to a mutually acceptable escrow agreement until any dispute with respect thereto is finally resolved through binding arbitration.


                                   ARTICLE XI

                              TERM AND TERMINATION

     SECTION 11.1 Term of Agreement.

     This Agreement shall commence on the date hereof and shall expire on the 40th anniversary hereof unless earlier terminated pursuant to the terms hereof

     SECTION 11.2 Extended Term.

     Unless earlier terminated as provided for in this Agreement, the term of this Agreement shall be automatically extended for additional terms of five (5) years each, unless Manager delivers to Practice, or Practice delivers to Manager, not less than six (6) months prior to the expiration of the preceding term, written notice of intention not to extend the term of this Agreement. If the preceding sentence would result in this Agreement being in violation of any applicable law or would render this Agreement void or unenforceable, such sentence shall be void and of no further force or effect.

     SECTION 11.3 Termination by Practice.

     Practice may terminate this Agreement as follows:

          11.3.1 In the event or the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by Manager, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by Manager, except for the filing of a petition in involuntary bankruptcy against Manager which is dismissed within ninety (90) days thereafter, Practice may give notice of the immediate termination of this Agreement; or

          11.3.2 In the event Manager shall materially default in the performance of any material duty or obligation imposed upon it by this Agreement and such default shall continue for a period of forty-five (45) days after written notice thereof has been given to Manager by Practice or Manager shall fail to remit any material payments due as provided in
     Article VIII hereof and such failure to remit shall continue for a period of fifteen (15) days after written notice thereof, Practice may terminate this Agreement. Termination of this Agreement pursuant to this subsection
     (b)  by  Practice   shall  require  the   affirmative   vote  of  Physician
     Shareholders holding at least seventy-five (75%) of the ownership of Practice.

          11.3.3 During the twenty-four (24) month period commencing as of the date hereof, Practice shall have the right to terminate this Agreement in the event that due to its entering into this Agreement with Manager, Practice loses managed care contracts which in the aggregate represent thirty percent (30%) or more of the Practice's revenues for the trailing twelve (12) months and such contracts are not replaced within the following six (6) months by contracts or fee for service work generating an equivalent amount of revenue, provided that Practice shall have no right to terminate this Agreement if such contracts are lost due to Physicians leaving the Practice, failing to comply with the terms of this Agreement or failing to use their best efforts for the benefit of the Practice.

     SECTION 11.4 Termination by Manager.

     Manager may terminate this Agreement as follows:

          11.4.1 In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by Practice, or upon other action taken or suffered, voluntary or involuntarily, under any federal or state law for the benefit of debtors by Practice, except for the filing of a petition in involuntary bankruptcy against Practice which is dismissed within ninety (90) days thereafter, Manager may give notice of the immediate termination of this Agreement;

          11.4.2 In the event Practice shall materially default in the performance of any material duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of forty-five (45) days after written notice thereof has been given to Practice by Manager, Manager may give notice of the immediate termination of this Agreement;

          11.4.3 In the event that on or before the fifth anniversary of this Agreement more than four (4) or more physicians employed by Practice during the prior twelve (12) months cease for any reason (other than death or disability) to be employed by Practice.

     SECTION 11.5 Actions after Termination.

     Upon termination of this Agreement by either party for any reason or upon expiration of this Agreement, Practice and the Physician Shareholders jointly and severally agree to:

          (i) Purchase from Manager at book value all intangible assets set forth on the Opening Balance Sheet, or otherwise on the balance sheet of Manager and relating to Practice, all as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of intangibles;

          (ii) Purchase from Manager any real estate owned by Manager and used exclusively for the operation of Practice's medical practice at the appraised value thereof. In the event of any repurchase of such real property, the appraised value shall be determined by Manager and Practice each selecting a duly qualified appraiser, who in turn will agree on a third appraiser. This agreed upon appraiser shall perform the appraisal which shall be binding on both parties. In the event either party fails to select an appraiser within fifteen (15) days of the selection of an appraiser by the other party, the appraiser selected by the other party shall make the selection of the third-party appraiser;

          (iii) Purchase from Manager at book value all improvements, additions or leasehold improvements which have been made by Manager and which are used solely for the operation or management of the Practice;

          (iv) Assume all debt and all contracts, payables and leases which are obligations of Manager and which are used solely for the operation or management of the Practice; and

          (v) Purchase from Manager at book value all of the equipment of Manager used solely by Manager or Practice for the benefit of Practice including all replacements and additions thereto made by Manager pursuant to the performance of its obligations under this Agreement, and all other assets, including [inventory, accounts receivable] and supplies, tangibles and intangibles, set forth on the balance sheet of Manager as of the date it begins to provide services to Practice hereunder, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of Practice, depreciation, amortization and other adjustments of assets shown on the Opening Balance Sheet and all other assets owned or used by Manager exclusively in connection with the operation of Practice.

          (vi) In the event this Agreement is terminated pursuant to Section 11.3.3, then Practice and its Physician Shareholders, jointly and severally, shall pay and deliver to Manager Five Hundred Thousand and Six (500,006) shares of MedCath's Common Stock (even though its value may substantially exceed $7,000,000.00), less the aggregate amount paid to Manager under Article VIII excluding amounts paid as Manager Expenses, Physician Expenses and Practice Surplus and Liquidated Damages paid pursuant to the terms of this Agreement since the date of this Agreement.

     SECTION 11.6 Closing of Repurchase by Practice and Effective Date of Termination.

     Practice and the Physician Shareholders shall pay cash for the repurchased assets. The amount of the purchase price shall be reduced by the amount of debt and liabilities of Manager assumed by Practice and Physician Shareholders. Practice and any physician associated with Practice shall execute such documents as may be required to assume the liabilities set forth in Section 11.5 and to remove Manager from any liability with respect to such repurchased assets and with respect to any such property leased or subleased by Manager. Manager will execute and deliver such documents as are customary in asset sales with general warranties of title, and such assets shall be in no worse condition than when delivered to Manager by Practice, normal wear and tear excepted, and such documents to be executed and delivered by Manager shall be similar to the documents executed by Practice in connection with the asset sale to Parent. The closing date for the repurchase shall be determined by Practice, but shall in no event occur later than 150 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets. Manager shall have the right, in its sole and absolute discretion, to waive the repurchase requirements herein, in which event, the termination of this Agreement shall become effective upon the execution and delivery of such waiver notice. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

                                   ARTICLE XII

                               GENERAL PROVISIONS

     SECTION 12.1 Assignment.

     Manageri shall have the right to assign its rights hereunder to any Person that is an Affiliate of or Related Party to Manager and to any lending institution, for security purposes or as collateral, from which Parent or Manager obtains financing, or to any purchaser of substantially all of the assets of Parent. Except as set forth above, neither Manager nor Practice shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. For purposes of this paragraph, the sale or transfer of twenty percent (20%) or more of the outstanding stock in Manager shall be deemed an assignment of this Agreement. Notwithstanding the foregoing, the Manager shall have the right to assign all or any portion of this Agreement without the prior consent of Practice to (x) a purchaser of substantially all of the assets of Parent that also purchases all of Parent's interests in and to Manager or to (y) Arizona Medical Development Company, LLC, an Arizona limited liability company.

     SECTION 12.2 Whole Agreement, Modification.

     This Agreement constitutes the entire agreement between the parties. There are no other agreements or understandings, written or oral between the parties regarding this Agreement, the Exhibits and the Schedules, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and such written modification(s) shall be attached hereto.

           SECTION 12.3........Notices.

           All notices required or permitted by this Agreement shall be in writing and shall be addressed as follows:

           To Manager:     MedCath Physician Management, Inc.
                           7621 Little Avenue, Suite 106
                           Charlotte, North Carolina  28226
                           Attn: President

           With a copy to: Hal A. Levinson, Esq.
                           Moore & Van Allen, PLLC
                           100 N. Tryon Street, Floor 47
                           Charlotte, North Carolina  28202-4003

           To Practice:    Pima Heart Physicians, P.C.
                           445 N. Silverbell, Suite 200
                           Tucson, Arizona  85745
                           Attn:  Chief Executive Officer

           With a copy to: Jeff C. Padden, Esq.
                           Bonn, Luscher, Padden & Wilkins
                           805 North Second Street
                           Phoenix, Arizona 85004

or to such other address as either party shall notify the other.

     SECTION 12.4 Binding on Successors.

     Subject to Section 12.1, this Agreement shall be binding upon the parties hereto, and their successors, assigns, heirs and beneficiaries.

     SECTION 12.5 Waiver of Provisions.

     Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     SECTION 12.6 Governing Law.

     The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. The parties acknowledge that Manager is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. To the extent any act or service required of Manager in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of medicine, the performance of said act or service by Manager shall be deemed waived and forever unenforceable and the provisions of
Section 12.12 shall be applicable.

     SECTION 12.7 Severability.

     The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

     SECTION 12.8 Additional Documents.

     Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

     SECTION 12.9 Attorneys' Fees.

     If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

     SECTION 12.10 Time is of the Essence.

     Time is hereby expressly declared to be of the essence in this Agreement.

     SECTION 12.11 Confidentiality.

     Except for disclosure to its attorneys, accountants, bankers, underwriters or lenders, or as necessary or desirable for conduct of business, including negotiations with other acquisition candidates, neither party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information regarding the other (past, present or future) that was obtained by the other in the course of the negotiation of this Agreement or in the course of the performance of this Agreement, without the other party's written approval; provided, however, the foregoing shall not apply to information which (i) is generally available to the public other than as a result of a breach of confidentiality provisions, (ii) becomes available on a non-confidential basis from a source other than the other party, or its affiliates or agents, which source was not itself bound by a confidentiality agreement, or (iii) which is required to be disclosed by law, including securities laws or pursuant to court order. Notwithstanding the foregoing, Practice may disclose information it deems advisable to its physician employees provided such physician employees are advised of the confidential nature of such information and agree to keep such information confidential as provided herein. Manager shall be a third party beneficiary of such agreements.

     SECTION 12.12 Contract Modifications for Prospective Legal Events.

     In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision or regulatory agency or legal counsel in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Practice and Manager shall amend this Agreement as necessary to eliminate such violation. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements and other obligations between Practice and Manager. To the extent the parties cannot agree on any such amendment or changes, the matter shall be submitted to binding arbitration upon the request of either party and through the arbitration process an equitable modification shall be implemented based on all of the facts and circumstances or the Agreement will terminate.

     SECTION 12.13 Remedies Cumulative; Survivability.

     No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient. Pursuit of any remedy set forth in this Agreement shall not preclude pursuit of any other remedy provided in this Agreement or any other remedy provided for in this Agreement constitute a waiver of any amount due from a defaulting party under this Agreement or of any damages accruing by reason of the violation of any of its terms, provisions and covenants. No waiver of any violation shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Agreement, and forbearance to enforce one or more of the remedies provided on an event of default shall not be deemed or construed to constitute a waiver of such default or of any other remedy provided for in this Agreement. The termination of this Agreement shall not affect the remedies and rights of a party hereunder with respect to a breach of this Agreement occurring on or before such termination.

     SECTION 12.14 Language Construction.

     The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     SECTION 12.15 No Obligation to Third Parties.

     None of the obligations and duties of Manager or Practice under this Agreement shall in any way or in any manner be deemed to create any obligation of Manager or of Practice to, or any rights in, any person or entity not a party to this Agreement.

     SECTION 12.16 Communications.

     Practice and Manager agree that good communication between the parties is essential to the successful performance of this Agreement, and each pledges to communicate fully and clearly with the other on matters relating to the successful operation of Practice.

     SECTION 12.17 Counterpart Executions; Facsimiles.

     This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. Such executions may be transmitted to the parties by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

     SECTION 12.18 Arbitration.

     The parties hereto agree that any dispute between them other than an action or proceeding for injunctive or other equitable relief, shall be resolved by binding arbitration. Such arbitration shall be conducted by the American Arbitration Association in accordance with its then existing commercial rules applicable to such disputes. Such arbitration shall be conducted in Tucson, Arizona. The decision of such arbitrators shall be final and binding upon the parties hereto and may be enforced by a court with applicable authority.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the following execution page(s) effective as of the day and year first above written.

                                 EXECUTION PAGE
                                     TO THE
                                SERVICE AGREEMENT
                                     BETWEEN

                           PIMA HEART PHYSICIANS, P.C.

                                       AND

                           PIMA HEART ASSOCIATES, P.C.

                                  JUNE 30, 1997



                                          PRACTICE:


                                          PIMA HEART PHYSICIANS, P.C.

                                          By:   /s/ Santiago C. Ramirez
                                             --------------------------

                                          Title:


                                          MANAGER:


                                          PIMA HEART ASSOCIATES, P.C.

                                          By:  /s/ David I. Lapan
                                             --------------------

                                          Title:

The Physician Shareholders of Practice hereby execute this Agreement for purposes of acknowledging and agreeing to be bound by the terms of Sections 5.5, 6.3, 6.7, 6.8, 6.9, Article VII, Sections 8.3, 10.7, 11.5 and 11.6 hereof.


                                       /s/ Stephen S. Algeo
                                       --------------------
                                                 Stephen S. Algeo, M.D.


                                       /s/ John E. Boulet
                                       ------------------
                                                 John E. Boulet, M.D.


                                       /s/ Laryenth D. Lancaster
                                       -------------------------
                                                 Laryenth D. Lancaster, M.D.


                                       /s/ David I. Lapan
                                       ------------------
                                                 David I. Lapan, M.D.


                                       /s/ Monty C. Morales
                                       -----------------------------------------
                                                 Monty C. Morales, M.D.


                                       /s/ Marius M. Wagner
                                       -----------------------------------------
                                                 Marius M. Wagner, M.D.


                                       /s/ Edward Byrne- Quinn
                                       -----------------------------------------
                                                 Edward Byrne-Quinn, M.D.


                                       /s/ Jose J. Fernandez
                                       -----------------------------------------
                                                 Jose J. Fernandez, M.D.


                                       /s/ Charles A. Katzenberg
                                       -----------------------------------------
                                                 Charles A. Katzenberg, M.D.


                                       /s/ Lou L. Lancero
                                       -----------------------------------------
                                                 Lou L. Lancero, M.D.

                                       /s/ Santiago C. Ramirez
                                       -----------------------------------------
                                                 Santiago C. Ramirez, M.D.


                                       /s/ Lawrence P. Temkin
                                       -----------------------------------------
                                                 Lawrence P. Temkin, M.D.


                                       /s/ Jerrold A. Winter
                                       -----------------------------------------
                                                 Jerrold A. Winter, M.D.

                                 Schedule 2.25


   Territory shall mean Pima, Pinal, Cochise and Santa Cruz counties, Arizona.

                                  Schedule 7.6

1. All cardiologists associated with Pima Heart Physicians, P.C. or Pima Heart Associates, P.C. whether now or hereafter;

2. All cardiologists who as of _________ directly or indirectly have an ownership interest in MedCath of Tucson, L.L.C. or CCT, L.L.C.

                                  Schedule 8.5

Each Physician Shareholder as of the Closing Date shall be entitled to receive
[      ]% of amounts due to Physician Shareholders upon retirement under Section
8.5 of the Service Agreement.



[ ] These portsion have been omitted and filed separately with the Commission pursuant to request for confidential treatment.